Transgenomic Reports Second Quarter 2013 Financial Results

Conference Call to Be Held at 5:00 PM Eastern Time Today

Omaha, Neb. (August 6, 2013) - Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three and six months ended, June 30, 2013, and provided a business update.

Second Quarter Financial Results

Net sales for the second quarter of 2013 were $7.3 million compared with $9.1 million for the same period in 2012. The decline was primarily attributable to unusually high test volumes processed in the second quarter of 2012 as a result of reducing a test backlog that arose following the LIMS software failure in the first quarter of 2012. Revenue in the Diagnostic Tools segment was slightly higher than last year’s level.

Gross profit was $3.4 million or 47 percent of net sales, compared with gross profit of $4.6 million or 50 percent of net sales for the same period in 2012. The decrease in gross profit was attributable to a lower margin in our Laboratory Services segment, related to the lower test volumes, which was only partially offset by an increase in our Diagnostic Tools gross profit due to sales of higher margin instruments.

Operating expenses were $6.3 million during the second quarter of 2013, compared with $5.9 million in the prior year. The increase in operating expenses was due to higher costs related to the expansion of our field sales force and research and development activities related to converting a number of our tests to a more efficient Next Generation Sequencing instrument platform.

The net loss for the second quarter of 2013 was $2.9 million or $0.03 per share compared with a net loss of $0.6 million or $0.01 per share for the second quarter of 2012.

Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company's results, was a loss of $2.2 million for the second quarter of 2013 compared to a $0.6 million loss for the same period for 2012. A reconciliation of Net Loss to Modified EBITDA is presented below.

Cash and cash equivalents were $6.4 million as of June 30, 2013, compared with $4.5 million as of December 31, 2012.

Six Month Financial Results

Net sales for the six months ended June 30, 2013 were $14.7 million compared with $16.3 million for the same period in 2012. The decrease from last year was principally driven by a 14% decrease in the Laboratory Services segment, reflecting lower test volumes and lower average sales prices per test.

Gross profit was $7.1 million or 48 percent of net sales, compared with gross profit of $7.7 million or 47 percent of net sales for the same period in 2012. The decrease in gross profit was largely attributable to lower margins in our Laboratory Services segment related to lower test volumes, as well as lower average sales prices. This decline was partially offset by a modest increase in our Diagnostic Tools gross margin due to the sale of higher margin instruments. Last year, a higher percentage of our instrument sales were to our distributor at lower distributor margins.

Operating expenses were $13.8 million for the six months ended June 30, 2013, compared with $11.5 million in the prior year. The increase was due to higher costs related to the expansion of our field sales force and a higher bad debt provision.

The net loss for the six months ended June 30, 2013 was $6.5 million or $0.08 per share compared with a net loss of $3.3 million or $0.05 per share during the comparable period of 2012.

"In the second quarter we entered into a major collaboration with Amgen, which will be an important value driver for Transgenomic going forward,” said Craig Tuttle, President and Chief Executive Officer. “This new collaboration allowed us to launch the CRC RAScan™ test, the first dedicated test to more accurately screen patients with metastatic colorectal cancer (mCRC) for RAS mutations, providing doctors with a cutting edge tool for treating patients with colorectal cancer. As we look ahead to the remainder of 2013 and beyond, it remains our goal to increase revenues in both our Laboratory Services and Diagnostic Tools segments with the commercialization of CRC RAScan™, as well as through a number of innovative new products in both businesses.”

Second Quarter 2013 Highlights

•	Successfully Launched CRC RAScan™ Test: In May 2013, Transgenomic announced the launch of its CRC RAScan™ mutation detection test, the first dedicated test to more accurately identify important KRAS and NRAS genetic mutations (collectively referred to as “RAS mutations”). Identification of these RAS mutations provides physicians with important information regarding tumor mutation status and can better inform clinical treatment decisions for metastatic colorectal cancer (mCRC) patients. The CRC RAScan™ kit, which was developed in collaboration with Amgen, Inc., provides superior sensitivity versus any other kit or sequencing method currently available. Transgenomic’s CLIA-certified laboratory in the U.S. is validated and available to receive patient samples for testing. In Europe, CE-IVD registered kits are now broadly available.

•	Presented Results of MD Anderson Collaboration Study at ASCO 2013: In June 2013, Transgenomic announced the results of a research collaboration with the University of Texas MD Anderson Cancer Center that coupled ApoCell’s ApoStream™ platform for isolating circulating tumor cells (CTCs) with Transgenomic’s ICE COLD-PCR technology to detect signature mutations in CTCs isolated from the blood of lung cancer patients. This pilot study demonstrated that ICE COLD-PCR was able to detect a number of mutations in CTCs, an important step toward the goal of being able to use “blood biopsies” to guide cancer treatment and understand drug resistance.

•	Signed Collaboration Agreement with Amgen: In May 2013, Transgenomic announced a new collaboration with Amgen Inc. to develop a new CE-IVD test to screen mCRC patients for RAS mutations. At ASCO 2013, Amgen presented results of a predefined-retrospective subset analysis of a Phase 3 study where these important RAS mutations were identified using Transgenomic’s CE-IVD CRC RAScan™ kits in conjunction with its Surveyor®-Wave® technology.

Conference Call

Transgenomic management will host a conference call to discuss second quarter 2013 financial results and answer questions beginning at 5:00 p.m. Eastern Time today. To access the call via telephone, please dial 866-952-7534 from the U.S. or Canada or 785-424-1835 for international participants and enter conference ID TRANS. The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/calendar/2013/07/second-quarter-financial-results-conference-call-august-6-2013 and follow the instructions. An archived webcast of the call will be available for 30 days. A telephone replay will be available from 8:00 p.m. Eastern Time on August 6, 2013 through 11:59 p.m. Eastern Time on August 20, 2013 by dialing 800-839-3020 (domestic) or 402-220-7234 (international).

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cancer and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company has three complementary business divisions: Transgenomic Pharmacogenomic Services is a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development. Transgenomic Clinical Laboratories specializes in molecular diagnostics for cardiology, neurology, mitochondrial disorders, and oncology. Transgenomic Diagnostic Tools produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthen its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Investor Contact	Company Contact

David Pitts	Investor Relations
Argot Partners	Transgenomic, Inc.
212-600-1902	402-452-5416
david@argotpartners.com	investorrelations@transgenomic.com

TRANSGENOMIC, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
NET SALES	$7,306	$9,093	$14,680	$16,299
COST OF GOODS SOLD	3,896	4,531	7,589	8,633
Gross profit	3,410	4,562	7,091	7,666
OPERATING EXPENSES:
Selling, general and administrative	5,419	5,278	12,157	10,273
Research and development	913	654	1,677	1,202
	6,332	5,932	13,834	11,475
LOSS FROM OPERATIONS	(2,922)	(1,370)	(6,743)	(3,809)
OTHER INCOME (EXPENSE):
Interest expense, net	(151)	(231)	(304)	(504)
Change in fair value of warrants	200	1,000	600	1,000
Other, net	—	8	53	28
	49	777	349	524
LOSS BEFORE INCOME TAXES	(2,873)	(593)	(6,394)	(3,285)
INCOME TAX EXPENSE (BENEFIT)	(6)	(30)	60	(26)
NET INCOME (LOSS)	$(2,867)	$(563)	$(6,454)	$(3,259)
PREFERRED STOCK DIVIDENDS	(181)	(165)	(362)	(330)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(3,048)	$(728)	$(6,816)	$(3,589)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.01)	$(0.08)	$(0.05)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	88,245,725	71,645,725	86,136,333	67,164,626

See notes to unaudited condensed consolidated financial statements.

Transgenomic, Inc.

Summary Financial Results

Proforma Modified EBITDA

(dollars in thousands)

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Modified EBITDA for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
NET LOSS	$(2,867)	$(563)	$(6,454)	$(3,259)

INTEREST EXPENSE	151	231	304	504

INCOME TAX EXPENSE (BENEFIT)	(6)	(30)	60	(26)

DEPRECIATION AND AMORTIZATION	687	532	1,431	1,045

CHANGE IN FAIR VALUE OF WARRANTS	(200)	(1,000)	(600)	(1,000)

STOCK OPTION EXPENSE (RECOVERY)	(2)	198	162	471

MODIFIED EBITDA	$(2,237)	$(632)	(5,097)	(2,265)

TRANSGENOMIC, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)

	(unaudited)
	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,388	$4,497
Accounts receivable, net	8,039	8,081
Inventories, net	4,407	5,092
Other current assets	1,083	1,047
Total current assets	19,917	18,717
PROPERTY AND EQUIPMENT, NET	2,151	2,190
OTHER ASSETS:
Goodwill	6,918	6,918
Intangibles	9,941	10,764
Other assets	436	202
	$39,363	$38,791
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES	$7,914	$15,268
OTHER LIABILITIES:
Long term debt less current maturities	7,273	—
Common stock warrant liability	300	900
Accrued preferred stock dividend	1,623	1,260
Other long-term liabilities	1,235	1,089
Total liabilities	18,345	18,517
STOCKHOLDERS’ EQUITY	21,018	20,274
	$39,363	$38,791

See notes to unaudited condensed consolidated financial statements.